Exhibit 10.21

FY 2007 OFFICER/EMPLOYEE CASH BONUS PLAN

I. Consists of two parts:
     a. Corporate objectives, and
     b. Business Unit or Department objectives.

II. Corporate Bonus Payout structure (stated as a percentage of base salary)

CEO		FY 2007 Revenue
		Level I	Level II	Level III
FY 2007 EPS	Level I	8.5%	14%	21%
	Level II	14%	24%	30%
	Level III	21%	30%	40%

Section 16(b) Executive Officers (excluding CEO)		FY 2007 Revenue
		Level I	Level II	Level III
FY 2007 EPS	Level I	8%	10%	18%
	Level II	10%	18%	24%
	Level III	16%	20%	30%

Director/Manager		FY 2007 Revenue
		Level I	Level II	Level III
FY 2007 EPS	Level I	5%	6%	8%
	Level II	6%	7%	10%
	Level III	7%	8%	12%

Nonmanagement		FY 2007 Revenue
		Level I	Level II	Level III
FY 2007 EPS	Level I	2.5%	3.0%	4.0%
	Level II	3.0%	3.5%	5.0%
	Level III	3.5%	4.0%	6.0%

The Level I, Level II, and Level III performance levels are as set by the Organization and Compensation Committee for FY 2007.

III. Business Unit or Department objectives
     a. Objectives identified by Senior Staff member and approved by the CEO.
     b. One objective for each of the Business Units will be revenue
     c. All objectives must be detailed and measurable

IV. No bonus payout unless both Revenue and EPS meet at least Level I corporate objective, whether or not Business Unit or Department objectives are met.

V. Composition of Total Bonus Payout
     a. Executive Officers (including CEO): 75% corporate + 25% business unit/department
     b. All other employees: 50% corporate + 50% business unit/department

Example:

If corporate Level II Revenue and Level III EPS are met, then each executive officer would receive a 20% corporate bonus. If all business unit/department goals are also met for each such executive officer, then that person gets an additional 6.67% bonus, for a total bonus payout of 26.67% (75% corporate, 25% business unit).